BlackRock Fundamental Growth Fund, Inc.

(formerly Merrill Lynch Fundamental Growth Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 17 filed on September 21, 2006 (SEC Accession No. 0000891092-06-002716).